UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2010
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (830) 626-5200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2010, the Board of Directors of Rush Enterprises, Inc. (the “Company”) adopted the Rush Enterprises, Inc. Deferred Compensation Plan (the “Plan”). The Plan is intended to be a nonqualified deferred compensation plan that satisfies the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for selected employees and directors, and constitutes a “top-hat” plan as described in Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended. The Plan administrator will be the Rush Enterprises Deferred Compensation Plan Committee, appointed from time to time by the Company.
Under the Plan, participants may elect to defer a portion of their annual compensation (including, as applicable, salary, cash bonuses, Restricted Stock Units (“RSUs”) granted by the Company under the Company’s Long-Term Incentive Plan (the “LTIP”), dividend equivalents paid on any RSUs granted under the LTIP, and director fees). The Plan also provides the Company with the discretion to make matching contributions to participants’ accounts. Amounts credited to a participant’s account will be credited with earnings in accordance with the deemed investment options selected by the participant from time to time pursuant to which deemed earnings or losses are credited or debited, as the case may be, to the participant’s account. Participants are entitled to receive or begin receiving the amounts in their accounts at a specified future date or upon termination of employment, in accordance with election procedures and other distribution rules contained in the Plan. Payments are made in cash and may take the form of lump sum distributions or installment payments. Each participant is an unsecured creditor of the Company with respect to payment of the participant’s accounts under the Plan. Any assets set aside for payment of participants’ accounts are subject to the claims of the Company’s creditors in the event of its insolvency. Subject to certain limitations, the Company reserves the right to amend or terminate the Plan.
The foregoing summary of the Rush Enterprises, Inc. Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title

10.1	Rush Enterprises, Inc. Deferred Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President
Dated: November 12, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1	Rush Enterprises, Inc. Deferred Compensation Plan